 Exhibit 5.1

OSTASHINSKY LAW FIRM

12 Hohit St., Hod Hasharon, Israel 45352

Tel: + 972-50-5485348; Fax: + 972-9-7431016

liorosta@gmail.com

March 25, 2015

 Re: Crowd 4 Seeds, Inc. (hereinafter the “Company”) Registration Statement on Form S-1, Relating to a maximum of 5,000,000 shares of Crowd 4 Seeds, Inc.’s Common Stock par value $.001 per share

Gentlemen:

Our firm has been requested by the Company to issue a legal opinion with respect to whether 5,000,000 shares of Common Stock to be registered pursuant to the registration statement on Form S-1 (the “Registration Statement”), which will be filed shortly by the Company with the Securities and Exchange Commission ( the “SEC”) for the purpose of registering such 5,000,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company pursuant to the Securities Act of 1933, as amended (the "Act"), shall upon issuance, be duly and validly authorized, legally issued, fully paid and non-assessable.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing, it is our opinion that, subject to the limitations set forth herein, the Shares to be sold by the Company pursuant to the Registration Statement, will be duly and validly authorized, legally issued, fully paid and non-assessable when issued by the Company if the consideration for the Shares as required in the Registration Statement is received by the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

Very truly yours,

Ostashinsky Law Firm

By: /s/ Lior Ostashinsky

Lior Ostashinsky